Exhibit 99.1
Company Contact:
Gregg Bodnar
Chief Financial Officer
(630) 410-4633
Investors/Media Contacts:
ICR, Inc.
Allison Malkin/Alecia Pulman
(203) 682-8225/(646) 277-1220
ULTA SALON, COSMETICS & FRAGRANCE, INC. ANNOUNCES ADOPTION
OF RULE 10b5-1 PLAN BY EXECUTIVE OFFICER
     Romeoville, IL (October 16, 2009) — Ulta Salon, Cosmetics & Fragrance, Inc. (NASDAQ: ULTA) today announced that its Chief Executive Officer, Lyn Kirby has established a plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Rule 10b5-1 enables security holders to adopt pre-arranged stock trading plans for the purchase or sale of predetermined amounts of securities on a non-discretionary basis when they do not possess material, non-public information.
     The plan, effective for a term of approximately four months commencing on December 14, 2009, will allow Ms. Kirby to sell up to 900,000 shares of common stock. The maximum number of shares that may be sold during the term of the plan represents approximately 1.5% of the issued and outstanding common stock of the Company. The plan has been entered into for financial diversification and estate planning purposes with the goal of minimizing any market impact of this diversification.
     Separately, the Company also announced that its board of directors adopted Share Ownership Guidelines that apply to the Company’s Chief Executive Officer and other Senior Officers of the Company. The details of these guidelines are provided in the Corporate Governance section of the Company’s investor relations website located at http://ir.ulta.com.
About Ulta
     Ulta is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta provides affordable indulgence to its customers by combining the product breadth, value and convenience of a beauty superstore with the distinctive environment and experience of a specialty retailer. Ulta offers a unique combination of over 21,000 prestige and mass beauty products across the categories of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools, as well as salon haircare products. Ulta also offers a full-service salon in all of its stores. The Company currently operates 333 retail stores across 38 states and also distributes its products through the Company’s website: www.ulta.com.
Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales and other risk factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in our Annual Report on Form 10-K for the year ended January 31, 2009. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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